United States
Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2022
RCI HOSPITALITY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas	001-13992	76-0458229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10737 Cutten Road
Houston, Texas 77066
(Address of Principal Executive Offices, Including Zip Code)
(281) 397-6730
(Issuer’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	RICK	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS.

On May 2, 2022, subsidiaries of RCI Hospitality Holdings, Inc. completed the acquisition of the Playmates Club in Miami, Florida for a total acquisition price of $16.0 million. The acquisition price includes $3.0 million for the purchase of the company that owns the real property where the club is located, paid in cash at closing, and $13.0 million for the purchase of the company that owns and operates the adult entertainment business paid as follows: (1) $2.0 million in cash at closing; (2) $6.0 million under a 10% three-year promissory note payable in 35 equal monthly payments of $79,290 in principal and interest, based on a ten-year amortization schedule, with a balloon payment of the remaining principal plus accrued interest due at maturity; and (3) $5.0 million under a 10% ten-year interest-only promissory note payable in 119 equal monthly payments of $41,667 in interest, with a balloon payment of the total $5.0 million in principal plus accrued interest due at maturity. The $5.0 million promissory note may be earlier canceled if there are any regulatory changes that would prohibit the business from operating as an adult entertainment establishment within ten years of the closing date of the acquisition.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCI HOSPITALITY HOLDINGS, INC.

Date: May 6, 2022	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer
3